SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  April 22, 2004

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Alternative Loan Trust 2004-3 Mortgage Pass-Through Certificates, Series 2004-3)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-106982	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of March 1, 2004 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and custodian (in such capacity, the “Custodian”), and Wachovia Bank, National Association, as trustee (in such capacity, the “Trustee”).  The Certificates were issued on March 30, 2004.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of March 1, 2004, by and among the Company, the Transferor, the Master Servicer, the Custodian and the Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Steve Warjanka

Name:  Steve Warjanka

Title:    Associate Director

By: /s/ Glenn McIntyre

Name:  Glenn McIntyre

Title:    Associate Director

Dated: April 22, 2004

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of March 1, 2004,

5

by and among the Company, the Transferor, the Master Servicer,

the Custodian and the Trustee.

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (917) 777-4200

Facsimile:  (917) 777-4299

April 23, 2004

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Mortgage Asset Securitization Transactions, Inc.

MASTR Alternative Loan Trust 2004-3, Mortgage Pass-Through Certificates, Series 2004-3

Ladies and Gentlemen:

On behalf of Mortgage Asset Securitization Transactions, Inc. (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

/s/ Julian A.C. Stapleford

Julian A.C. Stapleford

Enclosure